Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934



Filed by the Registrant                      [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement             [ ]         Confidential, For Use
                                                         of the Commission
                                                         Only (as permitted by
                                                         Rule 14a-6(e)(2)
[X]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Rule 14a-(11(c) or Rule 14a-12

                          HOMETOWN AUTO RETAILERS, INC.
                          -----------------------------
                (Name of Registrant as Specified in Its Charter)

     Name of Person(s) Filing Proxy Statement, if other than the registrant)
    ------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

[X]     No Fee required

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 011.

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:

        (2) Form, Schedule or Registration Statement No.:

        (3) Filing Party:

        (4) Date filed:

                          HOMETOWN AUTO RETAILERS, INC.


                    Notice of Annual Meeting of Stockholders
                    To Be Held On June 8, 2004 at 10:00 A.M.


TO THE STOCKHOLDERS OF HOMETOWN AUTO RETAILERS, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hometown Auto Retailers, Inc. ("Hometown") will be held at the Hilton of Southbury, 1284 Strongtown Road, Southbury, Connecticut 06488, on Tuesday, June 8, 2004 at 10:00 A.M., Eastern Standard Time, for the following purposes:

         1. To elect seven directors for one-year terms or until their successors shall have been duly elected and qualified.

         2. To ratify the selection of BDO Seidman, LLP as independent auditors for the year ending December 31, 2004.

         3.       To transact  such other  business  as may  properly be brought
                  before  the  meeting  or  any  adjournment  or   postponements
                  thereof.

         The Board of Directors has fixed the close of business on April 23, 2004 as the record date for the determination of the stockholders entitled to notice of and to vote at this meeting and at any adjournment or postponements thereof.


                 BY ORDER OF THE BOARD OF DIRECTORS

                 /s/ Charles F. Schwartz
                 -----------------------
                 Charles F. Schwartz, Chief Financial Officer and Secretary


Dated:  Watertown, Connecticut
        April 23, 2004




            ----------------------------------------------------------------------------------------
IMPORTANT:  Whether or not you expect to attend in person, please complete,  sign, date, and return the enclosed  Proxy at your  earliest  convenience.  This will ensure the presence of a quorum at the meeting.  Promptly  signing,  dating,  and  returning the Proxy will save
            Hometown the expense and extra work of additional  solicitation.  An addressed envelope for which no postage is required has been  enclosed for that  purpose.  Sending in your
            Proxy will not  prevent  you from  voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.
            ----------------------------------------------------------------------------------------

                          HOMETOWN AUTO RETAILERS, INC.

                        -------------------------------

                                 PROXY STATEMENT

                        -------------------------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held June 8, 2004

         This Statement is furnished to the stockholders of Hometown Auto Retailers, Inc., a Delaware corporation ("Hometown"), in connection with the solicitation by the Board of Directors of proxies to be used at the 2004 Annual Meeting of Stockholders of Hometown to be held at the Hilton of Southbury, 1284 Strongtown Road, Southbury, Connecticut 06488, on Tuesday, June 8, 2004 at 10:00 A.M., Eastern Standard Time, and at any adjournments thereof. The approximate date on which this Statement and the accompanying proxy will be mailed to stockholders is April 27, 2004.


                          THE VOTING AND VOTE REQUIRED

         On the record date for the meeting, the close of business on April 23, 2004 (the "Record Date"), there were outstanding 3,655,853 shares of Class A common stock, par value $.001 per share, each of which will be entitled to one vote, and there were outstanding 3,519,252 shares of Class B common stock, par value $.001 per share, each of which will be entitled to ten votes. Shares represented by each properly executed, unrevoked proxy received in time for the meeting will be voted as specified.

         Directors are elected by a plurality of the votes cast at the meeting. In the case of election of directors, shares represented by a proxy which are marked "WITHHOLD" to vote for all seven nominees will not be counted in determining whether a plurality vote has been received for the election of directors. Ratification of selection of auditors requires a majority of votes cast at the meeting provided a quorum is present.

         All shares represented by valid proxies will be voted in accordance with the instructions contained therein. If the proxy does not specify how the shares are to be voted, they will be voted in accordance with the recommendations of the Board of Directors. A proxy may be revoked by the stockholder giving the proxy at any time before it is voted by delivering oral or written notice to the Chief Financial Officer of Hometown at or prior to the meeting, and a prior proxy is automatically revoked by a stockholder giving a subsequent proxy or attending and voting at the meeting. Attendance at the meeting in and of itself does not revoke a prior proxy.

                                 PROPOSAL NO. 1

                ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION
                ------------------------------------------------

         At this meeting seven directors are to be elected to serve for one-year terms, each to hold office until his successor is duly elected and qualified. It is not contemplated that any nominee will be unable to serve as a director, but if such contingency should occur prior to the meeting, the persons named as proxies in the enclosed proxy or their substitutes will have the right to vote for substitute nominees. The nominees were selected by the Board of Directors of Hometown and are all currently directors. Certain information with respect to each nominee is stated below.

Directors Nominated for One-Year Terms:

Name                                 Age      Position with Hometown                        Director Since
----                                 ---      ----------------------                        --------------
Corey E. Shaker                      46       President,   Chief  Executive  Officer  and        1997
                                              Director
William C. Muller Jr.                52       Regional  Vice  President - South  Division        1997
                                              and Director
Joseph Shaker                        36       Regional  Vice  President  - East  Division        1997
                                              and Director
Bernard J. Dzinski Jr. *             40       Director                                           2003
Steven A. Fournier *                 49       Director                                           2002
H. Dennis Lauzon                     55       Director                                           2002
Timothy C. Moynahan *                64       Director                                           2002

--------------
*Member of Audit, Compensation and Nominating/Governance Committees

         Corey E.  Shaker was named  President  and Chief  Operating  Officer on
February 7, 2000, and added the title of Chief Executive Officer on August 29, 2000. In addition, he was Vice President-Connecticut Operations since October 1, 1997 and was in charge of Hometown's Company-wide sales training efforts. Prior to that, from 1989 he was Chief Operating Officer and General Manager of Family Ford Inc. where he was responsible for all aspects of its operations. He is a past member of NADA Ford F01 20 group. He was awarded the Lincoln Mercury Salesperson of the Nation award in 1980 and is a three-time winner of the Lincoln Mercury Inner Circle award. He is also a first cousin to Steven Shaker, the Regional VP - North Division, and Joseph Shaker, the Regional VP - East
Division and director of Hometown. He holds a B.S. in Business Administration from Providence College.

         William C. Muller Jr. has been Regional Vice President - South Division since March 2000. Mr. Muller has been Vice President-New Jersey Operations since October 1, 1997. In addition, from 1980 he was the President of Muller Toyota, Inc. and of Muller Chevrolet, Oldsmobile, Isuzu, Inc (both of which are currently known as Muller Automotive Group, Inc. and Muller Chevrolet, Isuzu, Inc., respectively.) Under his management, Muller Toyota has been: (a) a 13-time recipient of Toyota's Prestigious President's Award, given to those dealers with superior levels of customer satisfaction who also exceed capital standards and have high market penetration and facilities that meet or exceed Toyota standards; (b) a 13-time recipient of Toyota Parts Excellence Award; (c) a 9-time winner of the Toyota Service Excellence Award; and (d) a 3-time winner of Toyota's Sales Excellence Award. He holds a B.A. degree from Fairleigh Dickinson University.

         Joseph Shaker has been Regional Vice President - East Division since 2002. Mr. Shaker served as President and Chief Executive Officer of CarDay, Inc., an internet based used vehicle exchange company between 2000 and 2002. He was President and Chief Operating Officer of Hometown from 1997 to 2000. In addition, between 1991 and 1997 he served as the Chief Operating Officer of Shaker's Lincoln Mercury, Shaker's Jeep Eagle and Lincoln Mercury Autocare in Connecticut. Since 2002 he has served as a member of the Mazda Dealer Advisory Counsel and was elected as Chairman of the Counsel for 2004. In 1992, at the request of Ford Motor Company, he developed the pilot free standing neighborhood Autocare Center which has become the model for free standing neighborhood auto maintenance centers established by Ford Motor with certain of its other dealers. He is the brother of Steven Shaker, the Regional VP - North Division, and a first cousin of Corey Shaker, the Chief Executive Officer and a director of Hometown. He holds a B.S. (Management) degree from Bentley College.

         Bernard J. Dzinski, Jr. has been a partner with Charles Heaven & Co., CPA's since 2000 and was a manager since 1990. He currently serves on the Board of Directors of the Waterbury Rotary Club and Holy Cross High School, located in Waterbury, Connecticut. Mr. Dzinski received a Bachelor of Science in Accounting from Providence College in 1985 and is a Certified Public Accountant. He is a member of the American Institute of Certified Public Accountants and the Connecticut Society of Certified Public Accountants.

         Steven A. Fournier has been the President and Chief Executive Officer of Gar-Kenyon Technologies, a manufacturer of hydraulic aerospace components, since December 2001. He previously was President and Chief Operating Officer of Matthews Ventures, a diversified holding company, from 1992. Mr. Fournier has recently served as Director, Treasurer, and member of the executive committee of the Greater New Haven Chamber of Commerce. Mr. Fournier received a Bachelor of Science Degree in Accounting from Bentley College in 1975 and is a Certified Public Accountant.

         H. Dennis Lauzon has been the President and owner of Parkway Toyota since 1978. Mr. Lauzon is on the Toyota Dealers Advertising Board as well as the Dealer Council. He is also on the board of Trustees for Hackensack University Medical Center. Mr. Lauzon attended Fairleigh Dickinson University.

         Timothy C. Moynahan has been a founding partner in the law firm Moynahan, Minnella, Broderick and Tindall since 1974. Mr. Moynahan is a director of The Institute of Human Virology, at the University of Maryland School of
Medicine. He is also the President of the Connecticut Chapter of the Ireland Chamber of Commerce, a non-profit organization which promotes economic relationships between the United States and Ireland and is Vice-President of the Paula A. Moynahan Skin Care Company, a manufacturer of skin care products. Mr. Moynahan holds a BS degree in History from Providence College and a JD degree from Catholic University School of Law.

The Board Recommends A Vote FOR The Election Of Each Of The Nominees.


Committees of the Board of Directors

         During the last fiscal year, Hometown's Board of Directors held 8 meetings. Hometown's Board of Directors has established standing Audit, Compensation and Nominating/Governance Committees, whose members are composed of three non-employee directors: Messrs. Dzinski, Fournier and Moynahan. It is the intention of Hometown to appoint only independent directors to the Audit, Compensation and Nominating/Governance Committees. The members of the three standing Committees are Messrs. Dzinski, Fournier and Moynahan, all of who are independent (as defined in Rule 4200(a)(14) of the National Association of Securities Dealers'). The charters of the Committees as well as the Governance Guidelines, Code of Business Conduct and Ethics for all employees, officers and directors and the Code of Ethics for the Chief Executive Officer, Chief
Financial Officer and Chief Accounting Officer are all available on the Corporate page of the Corporation's website at www.htauto.com.

         Hometown's Board of Directors has adopted a written charter for the Audit Committee, which is attached hereto as an Appendix. The Audit Committee meets with management and Hometown's independent public accountants to determine the adequacy of internal controls and other financial reporting matters. The Audit Committee met with the auditors to review the planned scope and the results of the audit. The Audit Committee met 4 times in fiscal year 2003. The report of the Audit Committee appears below.

         The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of Hometown, reviews general policy matters relating to compensation and benefits of employees of Hometown and administers the issuance of stock options and discretionary cash bonuses to Hometown's officers, employees, directors and consultants. The Compensation Committee met 3 times in fiscal year 2003. The report of the Compensation Committee appears below.

         The Nominating/Corporate Governance Committee was recently formed. The functions of the Committee were previously performed by the Board of Directors as a whole. The Committee assists the Board with respect to corporate governance matters, including the composition and function of the Board. The Committee has the responsibilities set forth in its Charter with respect to identifying individuals qualified to become members of the Board, recommending qualified members to the Board when vacancies occur, recommending changes in the size and composition of the Board or any Committees, periodically developing and recommending to the Board updates to the Governance Guidelines, and overseeing the annual evaluation of the Board and Committees. The criteria that the Committee applies to Director nominees is set forth in the Charter of the Committee. The Committee considers suggestions from many sources, including shareholders, regarding possible candidates for director. The Committee reviews the qualifications and backgrounds of all the candidates and recommends the slate of candidates to be nominated for election at the annual meeting of shareholders. Shareholder recommendations for nominees to the Board will be given appropriate consideration by the Committee for recommendation to the Board based upon the nominee's qualifications in the same manner as all other candidates. Shareholder nominee recommendations should be submitted in writing to the Chairman of the Nominating/Governance in care of the Corporate Secretary. The Committee has recommended that the seven directors presently in office be re-elected as Directors of Hometown.

         All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of all committees of the Board on which that director served during the full fiscal year, except for H. Dennis Lauzon who attended fewer than 75% of the Board meetings due to unavoidable business conflicts.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Leases

         Hometown has leased from various affiliates the premises occupied by certain of its dealerships. Each of the governing leases became effective as of the closing of the initial public offering, has a term expiring in 2013, is on a triple net basis and provides for a consumer price index ("CPI") increase to the base rent for the five-year periods commencing January 1, 2004 and 2009. Hometown believes that each lease was at their fair market value at inception. The annual base rentals reflect the CPI increase that is effective January 1, 2004.

         Hometown leases, for an annual base rental of approximately $274,000, the premises occupied by its Lincoln Mercury dealership in Watertown, Connecticut, from Shaker Enterprises, a Connecticut general partnership whose seven partners include Joseph Shaker, Corey Shaker, Steven Shaker and Janet Shaker. Hometown leases, for an annual base rental of approximately $274,000 and $82,000 respectively, the premises occupied by the Family Ford and Shaker Auto Outlet dealerships in Waterbury, CT from Joseph Shaker Realty, a Connecticut general partnership whose three partners are Richard Shaker, Edward Shaker and Rose Shaker. Richard Shaker is the father of Steven Shaker and Joseph Shaker, Edward Shaker is the father of Corey Shaker and Janet Shaker and Rose Shaker is the aunt of Steven Shaker, Joseph Shaker, Corey Shaker and Janet Shaker. Corey Shaker is the CEO, Director and a principal stockholder of Hometown. Steven Shaker is the Regional Vice President - North Division and a principal stockholder of Hometown. Joseph Shaker is the Regional Vice President - East Division, Director and a principal stockholder of Hometown. Janet Shaker is a principal stockholder of Hometown.

         Hometown leases, for an annual base rental of approximately $411,000 and $452,000 respectively the premises occupied by its Toyota dealership in Clinton, New Jersey and its Chevrolet/Oldsmobile dealership in Stewartsville, New Jersey from Rellum Realty Company, a New Jersey general partnership, one of whose two partners is William C. Muller Jr. Mr. Muller is Regional Vice President - South Division, director and a principal stockholder of Hometown. The Toyota and Chevy leases are treated as capital leases. In connection with the acquisition in 1999 of real estate used by Baystate Lincoln Mercury, Hometown guaranteed the mortgage debt of Rellum Realty Company. The 1999 guaranty was given in substitution for a February 1998 guaranty of that debt by the Muller Group, a subsidiary of Hometown. As of December 31, 2003, the mortgage debt balance is $4.7 million. Hometown makes annual lease payments of $756,000, increasing to approximately $864,000 effective January 1, 2004 to the landlord. The annual mortgage payments made by the landlord total approximately $774,000. The mortgage matures March 2013.

         Hometown leases, for an annual base rental of approximately $411,000 the premises occupied by its Lincoln Mercury dealership in Emerson, New Jersey from Salvatore A. Vergopia and his wife. Mr. Vergopia is a principal stockholder and former officer and director of Hometown.


Legal Proceedings

         In May 2001, Hometown's wholly-owned subsidiary Morristown Auto Sales, Inc. ("Morristown") assigned the lease for the premises, where it was operating its Lincoln Mercury dealership in Morristown, New Jersey to Crestmont MM, L.P. (the "Assignee"). On or about July 12, 2002, Morristown received notice from the landlord that the Assignee had not paid the required monthly rent, maintained the premises in accordance with the lease, nor provided the required insurance for the premises. In September 2002, Hometown received notice of a complaint filed by the landlord against Hometown, Morristown and certain former officers seeking payment of rent and other obligations through June 2005. In October 2002, Morristown filed a complaint against the Assignee to recover any potential damages from the Assignee as provided under the lease assignment. The Assignee has made a claim against Hometown for breach of the assignment agreement and misrepresentation of the use of the subject property. The Assignee has also brought a claim against Morristown's president, Hometown's Chief Executive Officer, for misrepresentation. Total anticipated costs for the remainder of the lease term, through June 2005, is $540,000 for rent plus certain other costs. Hometown believes it has meritorious defenses to the claim and cross-claim and intends to vigorously defend this action. In addition, the landlord has leased the premises to another tenant for the period from January 29, 2003 through January 29, 2005 for a total of $240,000, thereby significantly reducing Morristown's exposure to a damages judgment for lost rent. The landlord has also amended its complaint to state a claim directly against the assignee. Hometown does not believe that the eventual outcome of the case will have a material adverse effect on Hometown's consolidated financial position or results of operations.

         On or about February 7, 2001, Salvatore A. Vergopia and Edward A. Vergopia, former directors and executive officers of Hometown, and Janet Vergopia, the wife of Salvatore A. Vergopia (the "Vergopias") filed a complaint in the Superior Court of New Jersey in Bergen County, against Hometown, its officers and directors, certain holders of its Class B common stock, and certain other unnamed persons, alleging breach of two employment agreements, wrongful termination of employment, breach of a stockholders' agreement and certain other wrongful conduct, including age discrimination and breach of fiduciary duty. The Vergopias are seeking back pay, front pay, compensatory, consequential and punitive damages, for an unspecified amount as well as, reinstatement, injunctive and other legal and equitable relief. Salvatore A. Vergopia and Edward A. Vergopia have also commenced a second action for defamation against Hometown and its Chief Executive Officer, which has been consolidated with the action initially filed.

         Litigation counsel has been retained by our insurers to represent us in this action. A motion has been granted such that only a single shareholder remains as an individual shareholder defendant. Also, Hometown has filed counterclaims to recover damages associated with the Vergopias breaches of certain agreements, as well as breaches of their fiduciary duties. Discovery is proceeding in this action.

         Hometown and its chief executive officer have also been served with a third lawsuit brought by Edward and Salvatore Vergopia claiming defamation and tortious interference with contract arising out of a letter allegedly sent to one of Hometown's automobile manufacturers. Litigation counsel has been retained by our insurers to represent us in this action as well. The suit is in its earliest stages and Hometown has not been required to respond to the Complaint. However, Hometown presently believes that this third action by the Vergopias involves damage claims that are similar to those already made in the two pending actions in the Superior Court of New Jersey in Bergen County.

         We believe that the Vergopias commenced this action in response to our dismissal of both Salvatore A. Vergopia and Edward A. Vergopia from their officerships and employment positions with us. We believe we have meritorious defenses and are vigorously defending these actions. Hometown does not believe that the eventual outcome of the case will have a material adverse effect on Hometown's consolidated financial position or results of operations.

         Universal Underwriters Group ("Universal"), Hometown's insurance provider, commenced a lawsuit against The Chubb Group of Insurance Companies
("Chubb"), Hometown's Director and Officer Liability Insurance provider, Hometown, certain officers, directors and shareholders of Hometown and the Vergopias seeking a declaration of its coverage obligations with respect to the suit brought by the Vergopias discussed above. The suit has been consolidated with the suit brought by the Vergopias for discovery and case management purposes. Universal originally acknowledged its obligation to defend and indemnify Hometown against the Vergopias claims and engaged separate counsel to represent Hometown and its directors. Universal is now seeking to limit its obligations under the comprehensive insurance policy as well as require Chubb to share in defense and indemnity obligations. Hometown originally commenced an action seeking affirmative declaration of its rights under its policy with Universal, but allowed this action to be stayed pending a resolution of the action brought by Universal. Hometown has brought counterclaims against Universal and a cross-claim for declaratory judgment against Chubb. Hometown maintains that the insurers are obligated to defend and indemnify on all claims brought by the Vergopias. Hometown's former counsel and assistant secretary has been added to the case as a defendant in the action and has made cross-claims against Hometown demanding indemnification for claims made by the Vergopias against him in the underlying action. Discovery is ongoing on this matter. Hometown believes it has meritorious claims and is vigorously defending this action and prosecuting its counterclaims and cross-claims. Hometown does not believe that the eventual outcome of the case will have a material adverse effect on Hometown's consolidated financial position or results of operations.

         Hometown from time to time may be a defendant in lawsuits arising from normal business activities. Management reviews pending litigation with legal counsel and believes that the ultimate liability, if any, resulting from such actions will not have a material adverse effect on Hometown's consolidated financial position or results of operations.

EXECUTIVE COMPENSATION AND TRANSACTIONS WITH DIRECTORS, OFFICERS AND PRINCIPAL HOLDERS

         The following table presents certain information concerning compensation paid or accrued for services rendered to Hometown in all capacities during the three years ended December 31, 2003, for the Chief Executive Officer and the other executive officers of Hometown whose aggregate annual base salary exceeded $100,000 (collectively, the "Named Executive Officers").


                                                  COMPENSATION TABLE
   -----------------------------------------------------------------------------------------------------------------

                                                                Annual Compensation
                                 -----------------------------------------------------------------------------------

   Name and Principal              Fiscal Annual                                                          Option
   Position                      Year Compensation      $ Salary           Bonus (1)       Other           Grants
   --------------------------    ------------------     ---------------    -----------     ----------     ----------

   Corey E. Shaker,                    2003             250,000              66,923         16,073            -
   President and Chief                 2002             250,000                -             6,840         50,000
   Executive Officer                   2001             250,000 (2)            -             7,000         50,000



   William C. Muller, Jr.              2003             215,000            155,319          17,384            -
   Regional Vice                       2002             200,000            101,844           9,673            -
   President-South Division            2001             200,000            130,372             -           30,000



   Steven Shaker,                      2003             125,000                -             3,542            -
   Regional Vice                       2002             125,000               1,325          2,600            -
   President-North Division            2001             118,600              10,000          2,600         30,000



   Joseph Shaker,                      2003             200,000              53,461         10,400            -
   Regional Vice                       2002 (3)         196,350                -             8,000            -
   President-East Division

   Charles F. Schwartz,                2003             180,000              39,385          5,402         50,000
   Chief Financial Officer             2002 (4)         160,000              20,000          1,749            -


-------------------------

(1) The amounts shown are cash bonuses earned in the specified year. A portion of these bonuses may be paid in the first quarter of the following year.

(2)      Includes amounts paid after year-end.

(3)      Named  Regional  Vice   President-East   Division  in  2002.   Includes
         compensation for entire year.

(4)      Has been Chief Financial Officer since January 2002.

OPTION GRANTS IN LAST FISCAL YEAR


                             Number of      Percent of                                   Potential Realizable
                              Shares      Total Options                                 Value At Assumed Annual
                            Underlying      Granted to                                   Rates of Stock Price
                              Options      Employees in     Exercise                    Appreciation for Option
                            Granted(#)     Fiscal Year       Price       Expiration             Term(2)
           Name                 (1)            2003        ($/Share)        Date              5%       10%
           ----                 ---            ----        ---------        ----              --       ---
 Charles F. Schwartz          50,000           100%          $0.34       March 2013        $10,691    $27,094

(1) The options vest with respect to one-third of the shares of Common Stock covered by the options on each of the first, second and third anniversary of the Option Grant Date, March 24, 2003.

(2) Potential realizable values are net of exercise price but before taxes, and are based on the assumption that the Common Stock of Hometown appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration date of the respective options. All the options issued in 2003 were issued at the market price at the date of issuance. These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect Hometown's projection or estimate of future stock price growth. Actual gains, if any, on stock option exercises are dependent on the future financial performance of Hometown, overall market conditions and the option holder's continued employment through the vesting period. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the date of this Form 10-K.

AGGREGATED  OPTION  EXERCISES  IN LAST  FISCAL  YEAR AND FISCAL  YEAR END OPTION
VALUES

         The following table summarizes options exercised during fiscal 2003 and presents the value of unexercised options held by the Named Executive Officers at fiscal year end:

                                                                     Number of Securities
                                                                          Underlying               Value of Unexercised
                                                                    Unexercised Options at         In-the-Money Options
                                                                        Fiscal Year-End             at Fiscal Year-End
                                   Acquired          Value              Exercisable (E)               Exercisable (E)
   Name                           on Exercise       Realized           Unexercisable (U)             Unexercisable (U)
   ---------------------------    ------------    -------------    --------------------------     ------------------------
   Corey E. Shaker                   ----             ----         80,000     E                          $12,000 E
   President and Chief                                             50,000     U                          $24,000 U
   Executive Officer

   William C. Muller, Jr.            ----             ----         20,000     E                            $ 0 E
   Regional Vice President -                                       10,000     U                            $ 0 U
   South

   Steven Shaker                     ----             ----         20,000     E                            $ 0 E
   Regional Vice President -                                       10,000     U                            $ 0 U
   North

   Charles F. Schwartz,              ----             ----         33,333     E                          $17,333 E
   Chief Financial Officer                                         66,667     U                          $51,667 U
   and Secretary

         In general, the option agreements shall be exercisable only so long as the Optionee shall continue to be an employee of Hometown and within the thirty-day period after the date of termination of his employment to the extent it was exercisable on the day prior to the date of termination. In the event the Optionee is unable to continue his employment with Hometown as a result of his total and permanent disability, he may, but only within three (3) months from the date of disability, exercise the option to the extent he was entitled to exercise it at the date of such disability. In the event of death of the Optionee, the option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise this option by bequest or inheritance, but only to the extent of the right that would have accrued had the Optionee continued living one (1) month after the date of death, provided that at the time of his death the Optionee is an employee of Hometown and shall have been in Continuous Status (as defined in Hometown's Stock Option Plan) as an employee from the date hereof; or within thirty (30) days after the termination of Continuous Status as an employee, the option may be exercised, at any time within three (3) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

Employment Contracts

         In April 1998, Hometown entered into five-year employment agreements, effective as of the closing of Hometown's initial public offering in July 1998, with Corey E. Shaker, William C. Muller, Jr., Joseph Shaker and Steven Shaker. While these agreements expired in July 2003, these employees continue to work for Hometown while new agreements are being negotiated.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

         None of the directors serving on the Compensation Committee are employees or officers of Hometown. No director or executive officer of Hometown is a director or executive officer of any other corporation that has a director or executive officer who is also a director of Hometown.

1998 Stock Option Plan

         In February 1998, as further amended in August 2002, in order to attract and retain persons necessary for the success of Hometown, Hometown adopted its 1998 Stock Option Plan (the "Stock Option Plan") covering up to 830,000 shares of Class A Common Stock. Pursuant to the Stock Option Plan officers, directors and key employees of Hometown and consultants to Hometown are eligible to receive incentive and/or non-incentive stock options. The Board of Directors will administer the Stock Option Plan, which expires in January 2008, or a committee designated by the Board of Directors. The selection of participants, allotment of shares, determination of price and other conditions relating to the purchase of options will be determined by the Board of Directors, or a committee thereof, in its sole discretion. Stock options granted under the Stock Option Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted under the Stock Option Plan to a stockholder owning more than 10% of the outstanding Common Stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. For grants to the Named Executive Officers see the chart above titled "AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES."

Employee Benefit Plan

         In October 1999, Hometown amended and restated the E.R.R. Enterprises, Inc. Profit Sharing/401(k) Plan, (the "Amended Plan") into the HOMETOWN AUTO RETAILERS, INC. 401K Plan (the "Plan") effective October 1, 1999, for the benefit of eligible employees, as defined. Participants may make voluntary contributions of up to 15% of their compensation, subject to certain IRS limitations. Hometown may make annual matching contributions to the Plan at its discretion. Hometown made contributions of $24,000, $0 and $0 to the Plan for the years ended December 31, 2003, 2002 and 2001, respectively.

Compensation of Directors

         Each non-employee Director receives a fee of $1,000, for each meeting attended in person and $250 for each meeting attended telephonically and reimbursement for travel costs and other out-of-pocket expenses incurred in attending each Directors' meeting. In addition, committee members receive $500 for each committee meeting attended in person, other than meeting directly following or preceding Board meetings and $125 for each committee meeting attended telephonically. In addition, each non-employee Director receives options to purchase an additional 2,500 shares of Common Stock on the date of Hometown's annual stockholders' meeting. Such options will have an exercise price equal to the fair market value of the Common Stock on the date of grant and will vest one-third upon grant and one-third on each of the first and second anniversary of the date of grant.

Limitation of Directors' Liability and Indemnification

         The Delaware General Corporation Law (the "DGCL") authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breach of directors' fiduciary duty of care. Hometown's Certificate of Incorporation limits the liability of Directors of Hometown to Hometown or its shareholders to the fullest extent permitted by Delaware law.

         Hometown's Certificate of Incorporation provides mandatory indemnification rights to any officer or Director of Hometown who, by reason of the fact that he or she is an officer or Director of Hometown, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such officer or Director in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL. Insofar as indemnification for liabilities under the Securities Act may be provided to officers and Directors or persons controlling Hometown, Hometown has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         Except for the litigation described in Legal Proceedings above, there is no pending litigation or proceeding involving a Director, officer, employee or agent of Hometown in which indemnification by Hometown will be required or permitted.


Report of the Compensation Committee on Executive Compensation

         The primary purposes of the Compensation Committee are to establish and maintain competitive, fair and equitable compensation practices designed to attract and retain key management employees throughout the Corporation and to establish appropriate incentives to motivate and reward key management employees for achieving or exceeding established performance goals; and to oversee the competency and qualifications of senior management personnel and the provisions of senior management succession planning. The Compensation Committee is responsible for a broad range of activities which include (i) recommending to the full Board of Directors the salary(ies) of the Chairman of the Board, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer after an evaluation of market data, internal salary relationships as provided by the Corporation's executive compensation professionals, and such other factors as the Committee deems appropriate; (ii) recommending to the full Board of Directors the salaries for other elected Corporate Officers and selected key management employees after reviewing the recommendations made by the Chief Executive Officer and the Chief Operating Officer; (iii) recommending to the full Board of Directors the type of incentive plans, if any, which will be offered to management employees; and (iv) administering the Corporation's 1998 Incentive Stock Option Plan, to include, after reviewing the recommendations of the Chief Executive Officer and the Chief Operating Officer, determining the employees to be eligible for plan participation.

                                    COMPENSATION COMMITTEE

                                    Steven A. Fournier
                                    Chairman

                        COMPARE CUMULATIVE TOTAL RETURN
                      AMONG HOMETOWN AUTO RETAILERS, INC.,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

                               [PERFORMANCE GRAPH]

                                        1998       1999       2000        2001       2002       2003
HOMETOWN AUTO RETAILERS, INC.         100.00      82.61      11.59       17.86       8.81       27.83
SIC CODE INDEX                        100.00      63.51      42.10      102.67      89.81      147.17
NASDAQ MARKET INDEX                   100.00     176.37     110.86       88.37      61.64       92.68

                     ASSUMES $100 INVESTED ON DEC. 31, 1998
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2003

The above graph shows a comparison of cumulative total returns for Hometown, the NASDAQ Market Index, and a Peer Group from Hometown's SIC Code Index from the date of the initial public offering.

(1) The Peer Group Index includes the following companies: Asbury Automotive Group, Auto Nation Inc., CarMax Inc., Group 1 Automotive, Inc., Lithia Motors Inc., Major Automotive Companies, Inc., Motorcars Automotive Group, Rush Enterprises, Inc., Sonic Automotive Inc. and United Auto Group, Inc.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information known to Hometown regarding the beneficial ownership of Common Stock as of April 9, 2004 by (i) each person known to Hometown to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, (ii) each Director of Hometown, (iii) each Named Executive Officer and (iv) all Directors, and Executive Officers of Hometown as a group. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of Common Stock owned by them.

         A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the filing of this proxy statement upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the total number of shares beneficially owned, increased to reflect the shares underlying the options, warrants and convertible securities that are held by such person, but not held by any other person.

         o As of April 9, 2004, the total number of shares outstanding is 7,175,105, of which 3,655,853 shares are Class A common stock and 3,519,252 shares are Class B common stock.

         The total number of votes is based on the combined total of Class A and Class B common stock beneficially owned by the beneficial owner. The voting power percentage of each beneficial owner is determined by dividing the number of votes held by that person by the total number of votes outstanding, increased to reflect the number of votes of the shares underlying the options, warrants and convertible securities that are held by such person, but not held by any other person.

         o As of April 9, 2004, the total number of votes outstanding is 38,848,373, of which 3,655,853 votes are from Class A common stock outstanding and 35,192,520 votes are from Class B common stock outstanding;

         o        Class A common stock have one (1) vote per share; and

         o        Class B common stock have ten (10) votes per share.


                                               Common Stock                 % of Outstanding
Name of Beneficial Owner                   Beneficially  Owned                Equity Owned               % of
                                       -----------------------------    -------------------------      Aggregate
                                          Class           Class          Class   Class                voting Power
                                            A               B              A       B     Total       of all Classes
-----------------------------------    ------------   -------------    -------- ------- --------   -----------------
Officers and Directors
Corey E. Shaker                          233,547         265,080         6.14     7.53      6.81             7.40
William C. Muller, Jr.                   336,750         453,034         8.89    12.87     10.81            12.49
Steven Shaker                            145,142         206,424         3.90     5.87      4.86             5.68
Joseph Shaker                            147,826         321,812         4.00     9.14      6.51             8.66
Charles F. Schwartz                       49,999              --         1.35       --        **               **
Bernard J. Dzinski, Jr.                   10,000              --           **       --        **               **
Steven A. Fournier                        32,501              --           **       --        **               **
H. Dennis Lauzon                          10,000              --           **       --        **               **
Timothy C. Moynahan                       32,501              --           **       --        **               **
All Directors, and Executive
Officers as a group (9 persons)          998,266       1,246,350        23.93    35.42     29.19            34.20

5% Beneficial Owners
William C. Muller, Sr.                   259,400         308,718         6.91     8.77      7.81             8.59
Salvatore Vergopia                            --         705,000           --    20.03      9.83            18.15
Edward Vergopia                               --         235,000           --     6.68      3.28             6.05
Janet Shaker                             107,142         227,668         2.90     6.47      4.64             6.13
Paul Shaker                                   --         218,268           --     6.20      3.04             5.62
Edward D. Shaker                         124,642         206,612         3.36     5.87      4.58             5.63
Steven N. Bronson                        361,817              --         9.90       --      5.04               **
Louis Meade                              200,000              --         5.47       --      2.79               **

         ** Ownership is less than 1%

         Corey Shaker has an address at c/o Hometown Auto Retailers, Inc., 774 Straits Turnpike, Watertown, Connecticut 06795. His beneficial ownership of our common stock includes:

         o 265,080 shares of Class B common stock, of which 15,980 shares are held by the Edward Shaker Family Trust of which he is the Trustee and a beneficiary;

         o 84,500 shares of Class A common stock, including 72 shares (24 shares each for his children, Lindsay, Kristen and Edward) of which he is custodian;

         o Options exercisable within the next 60 days to purchase shares of Class A common stock as follows:

                  o        30,000 shares at $3.00 per share;

                  o        25,000 shares at $2.25 per share;

                  o        25,000 shares at $1.25 per share;

                  o        33,333 shares at $0.48 per share;

         o Warrants immediately exercisable to purchase 35,714 shares of Class A common stock at $1.20 per share.

         William Muller, Jr. has an address at c/o Muller Toyota Inc., Route 31, PO Box J, Clinton, New Jersey 08809. His beneficial ownership of our common stock includes:

         o 453,034 shares of Class B common stock; o 205,500 shares of Class A common stock;

         o 1,250 shares of Class A common stock owned by his wife, Michele;

         o Options exercisable within the next 60 days to purchase shares of Class A common stock as follows:

                  o        15,000 shares at $2.25 per share;

                  o        15,000 shares at $1.25 per share;

         o Warrants immediately exercisable to purchase 100,000 shares of Class A common stock at $1.20 per share.

         Steven Shaker has an address at c/o Family Ford, Inc., 1200 Wolcott Street, Waterbury, Connecticut 06705. His beneficial ownership of our common stock includes:

         o        206,424 shares of Class B common stock;

         o        79,428 shares of Class A common stock;

         o Options exercisable within the next 60 days to purchase shares of Class A common stock as follows:

                  o        15,000 shares at $2.25 per share;

                  o        15,000 shares at $1.25 per share;

         o Warrants immediately exercisable to purchase 35,714 shares of Class A common stock at $1.20 per share.

         Joseph Shaker has an address at c/o Baystate Lincoln Mercury, 571 Worcester Road, Framingham, Massachusetts 01701. His beneficial ownership of our common stock includes:

         o 321,812 shares of Class B common stock of which 15,980 shares are held by the Richard Shaker Family Trust which Mr. Shaker is the Trustee and a beneficiary; and 40,000 shares are held by the Shaker Irrevocable Trust of which Mr. Shaker is Trustee;

         o        112,112 shares of Class A common stock;

         o Warrants immediately exercisable to purchase 35,714 shares of Class A common stock at $1.20 per share.

         Charles F.  Schwartz  has an address at c/o  Hometown  Auto  Retailers,
Inc., 774 Straits Turnpike, Watertown, Connecticut 06795. His beneficial ownership of our common stock consists of options exercisable within the next 60 days to purchase shares of Class A common stock as follows:

                  o        33,333 shares at $0.68 per share;

                  o        16,666 shares at $0.40 per share.

         Bernard J. Dzinski, Jr. has an address at 207-231 Bank Street, Waterbury, CT 06702. His beneficial ownership of our common stock consist of options exercisable within the next 60 days to purchase shares of Class A common stock as follows:

                  o        10,000 shares at $0.42 per share;

         Steven A.  Fournier  has an  address  at 238 Water  Street,  Naugatuck,
Connecticut 06770. His beneficial ownership of our common stock consist of options exercisable within the next 60 days to purchase shares of Class A common stock as follows:

                  o        30,000 shares at $0.58 per share;

                  o        2,501 shares at $0.42 per share;

         H. Dennis Lauzon has an address at 854 Sunset Avenue, Haworth, New Jersey 07641. His beneficial ownership of our common stock consists of options exercisable within the next 60 days to purchase shares of Class A common stock as follows:

                  o        5,000 shares at $0.65 per share;

                  o        5,000 shares at $0.42 per share.

         Timothy C. Moynahan has an address at 141 East Main Street, Waterbury, Connecticut 06722. His beneficial ownership of our common stock consists of options exercisable within the next 60 days to purchase shares of Class A common stock as follows:

                  o        30,000 shares at $0.48 per share;

                  o        2,501 shares at $0.42 per share;

         William Muller, Sr. has an address at c/o Muller Toyota Inc., Route 31, PO Box J, Clinton, New Jersey 08809. His beneficial ownership of our common stock includes:

         o        308,718 shares of Class B common stock;

         o        159,400 shares of Class A common stock; and

         o Warrants immediately exercisable to purchase 100,000 shares of Class A common stock at $1.20 per share.

         All shares and warrants are owned by The William C. Muller Revocable Living Trust of which William C. Muller Sr. is Trustee. William C. Muller Sr. is neither an officer nor director.

         Salvatore Vergopia has an address at 20 Bayberry Drive, Saddle River, New Jersey 07458. His beneficial ownership of our Class B common stock includes 225,600 shares owned by his wife, Janet. Mr. Vergopia is a former officer and director of Hometown.

         Edward A. Vergopia has an address at 4912 Pine Street Drive, Miami Beach, Florida 33140. Mr. Vergopia is a former officer and director of Hometown.

         Janet Shaker has an address at c/o Hometown Auto Retailers, Inc., 774 Straits Turnpike, Watertown, Connecticut 06795. Her beneficial ownership of our common stock includes:

         o        227,668 shares of Class B common stock;

         o        71,428 shares of Class A common stock; and

         o Warrants immediately exercisable to purchase 35,714 shares of Class A common stock at $1.20 per share.

         Paul Shaker has an address at 210 Munson Road, Middlebury, Connecticut 06762.

         Edward D. Shaker has an address at c/o Shakers Lincoln Mercury, Inc. 831 Straits Turnpike, Watertown, Connecticut 06795. His beneficial ownership of our common stock includes:

         o        206,612 shares of Class B common stock;

         o        71,428 shares of Class A common stock; and

         o Options exercisable within the next 60 days to purchase shares of Class A common stock as follows:

                  o        8,750 shares at $2.25 per share;

                  o        8,750 shares at $1.25 per share;

         o Warrants immediately exercisable to purchase 35,714 shares of Class A common stock at $1.20 per share.

         Steven N. Bronson has an address at 100 Mill Plain Road, Danbury, Connecticut 06811.

         Louis Meade has an address at 44 Red Road, Chatham, New Jersey 07928.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires Hometown's officers and directors, and persons who own more than ten-percent of a registered class of Hometown's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish Hometown with copies of all Section 16(a) forms they file.

         To the best of Hometown's knowledge, based solely on review of the copies of such forms furnished to Hometown, or written representations that no other forms were required, Hometown believes that all Section 16(a) filing requirements applicable with respect to all its current officers, directors and ten percent shareholders have been complied with as of the filing date of this Annual Report. However, William Muller, Jr., Bernard J. Dzinski, Jr., Steven A. Fournier, H. Dennis Lauzon and Timothy Moynahan were late in filing one (1) Statement of Changes in Beneficial Ownership on Form 4 during 2003 but have subsequently come into compliance. With respect to any former directors, officers, and ten-percent shareholders of Hometown, Hometown does not have any knowledge of any known failures to comply with the filing requirements of
Section 16(a).

Audit Committee Report

         The Audit Committee has reviewed Hometown's audited statements for the year ended December 31, 2003. In conjunction with its review, the Audit Committee has met with the management of Hometown to discuss the audited financial statements. In addition, Hometown has discussed with its independent auditors, BDO Seidman, LLP, the matters required pursuant to Statement on Accounting Standards No. 61 and has received the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1. The Audit Committee has also discussed with BDO Seidman, LLP its independence from management and Hometown. BDO Seidman, LLP has full and free access to the Audit Committee.

         Based on this review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Hometown's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE:

                                          Bernard J. Dzinski Jr.
                                          Steven A. Fournier
                                          Timothy C. Moynahan

Audit Fees


         The aggregate fees and expenses billed for the professional services rendered by BDO Seidman, LLP for the audit of Hometown's annual financial statements included in Hometown's Form 10-K filing for fiscal year 2003 and the reviews of Hometown's quarterly financial statements included in Hometown's First, Second and Third Quarter Form 10-Q filings for fiscal year 2003 totaled $140,000.

         The aggregate fees and expenses billed for the professional services rendered by BDO Seidman, LLP for the audit of Hometown's annual financial statements included in Hometown's Form 10-K filing for fiscal year 2002 and the reviews of Hometown's quarterly financial statements included in Hometown's Second and Third Quarter Form 10-Q filings for fiscal year 2002 totaled $108,000. The aggregate fees and expenses billed for the professional services rendered by Arthur Andersen LLP for the review of Hometown's quarterly financial statements included in Hometown's First Quarter Form 10-Q filing for fiscal year 2002 totaled $20,000.

Audit Related Fees

         Hometown did not incur any audit related fees, other than those included under the paragraph "Audit Fees", for professional services rendered by BDO Seidman, LLP during the 2003 fiscal year. During the 2002 fiscal year Hometown incurred $5,500 in audit related fees, other than those included under the paragraph "Audit Fees", for professional services rendered by BDO Seidman, LLP. These services were for review of work performed by a third party in relation to Hometown adopting SFAS 142 in fiscal 2002 and review of Sarbanes-Oxley requirements.

Tax Fees

         Hometown did not incur any tax fees for professional services rendered by BDO Seidman, LLP for tax compliance, tax advice and tax planning during the 2003 and 2002 fiscal years.

All Other Fees

         Hometown did not incur any other fees for professional services rendered by BDO Seidman, LLP other than the services covered in the paragraphs above titled "Audit Fees" and "Audit Related Fees" during the 2003 and 2002 fiscal years.

Audit Committee Pre - Approval Policy

         Hometown's Audit Committee has authorized the Chief Financial Officer to incur up to $5,000 per fiscal year on accounting research projects outside the scope of normal audit services rendered by BDO Seidman, LLP for the audit of Hometown's annual financial statements included in Hometown's Form 10-K filing and the reviews of Hometown's quarterly financial statements included in Hometown's Form 10-Q filings. Such amount is less than 5% of the annual fees paid to BDO Seidman, LLP for its Form 10-K and Form 10-Q filings. No fees were incurred in fiscal 2003 that were not approved by the Audit Committee pursuant to this policy.

Audit Committee Consideration

         Hometown's Audit Committee has considered whether BDO Seidman, LLP's provision of the services which generated the Audit and Other Fees reported above was compatible with maintaining BDO Seidman, LLP's independence as Hometown's principal independent accounting firm.

Work Performed by Principal Accountant's Full Time Permanent Employees

         BDO Seidman, LLP's services rendered in performing Hometown's audits for fiscal year 2003 and 2002 were performed by full time, permanent employees and partners of BDO Seidman, LLP. The report of BDO Seidman, LLP with respect to Hometown's financial statements appears in Hometown's annual report for the fiscal year ended December 31, 2003 and 2002. In response to our request, we have been advised by BDO Seidman, LLP that a representative of BDO Seidman, LLP will be at the annual meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                                 PROPOSAL NO. 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Audit Committee of the Board of Directors has selected BDO Seidman, LLP as the independent public accountants of Hometown and its subsidiaries for 2004. BDO Seidman, LLP has served as the independent public accountants of Hometown since July 2002. Although stockholder approval is not required, Hometown desires to obtain from the stockholders an indication of their approval or disapproval of the Audit Committee of the Board of Directors action in appointing BDO Seidman, LLP as the independent public accountants of Hometown and its subsidiaries. If the stockholders do not ratify this appointment, such appointment will be reconsidered by the Audit Committee and the Board of Directors. The proxy will be voted as specified, and if no specification is made, the proxy will be cast "For" this proposal.

         On June 20, 2002, Hometown dismissed Arthur Andersen LLP as Hometown's independent public accountants and on July 11, 2002 appointed BDO Seidman, LLP as Hometown's new independent public accountants for the fiscal year 2002. This change was made upon the recommendation of the Audit Committee of Hometown's Board of Directors and with the approval of Hometown's Board of Directors. The decision to change independent public accountants was based on the continuing uncertainty regarding Andersen's future.

         Andersen's reports on Hometown's consolidated financial statements for the years ended December 31, 2001 and December 31, 2000 (Restated) did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the years ended December 31, 2001 and December 31, 2000 (Restated) and through the date of Andersen's dismissal, there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Hometown's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

         Hometown provided Andersen with a copy of the foregoing disclosures.

The Board Recommends A Vote FOR The Ratification of the Appointment of BDO Seidman, LLP for Fiscal Year 2004.

                                  MISCELLANEOUS

Stockholder Proposals

         Stockholder proposals intended to be presented at Hometown's 2005 Annual Meeting must be received by Hometown for inclusion in Hometown's proxy statement relating to that meeting not later than March 15, 2005. Such proposals should be addressed to Charles F. Schwartz, Chief Financial Officer and Secretary, Hometown Auto Retailers, Inc., 774 Straits Turnpike, Watertown, Connecticut, 06795.


Other Matters

         Management knows of no other business, which will be presented for consideration at the Annual Meeting other than that stated in the notice of meeting.


Solicitation Of Proxies

         The cost of this proxy solicitation and any additional material relating to the meeting which may be furnished to the stockholders will be borne by Hometown. In addition, solicitation by telephone, telegraph or other means may be made personally, without additional compensation, by officers, directors and regular employees of Hometown. Hometown also will request brokers, dealers, banks and voting trustees and their nominees holding shares of record but not beneficially to forward proxy soliciting material to beneficial owners of such shares, and Hometown, upon request, will reimburse them for their expenses in so doing.

Reports And Financial Statements

         Hometown's Annual Report for the year ended 2003, including Audited Financial Statements is included with this proxy material. The Financial Statements contained in the Annual Report are incorporated by reference and are part of this soliciting material.

         A copy of Hometown's Annual Report to the Securities and Exchange Commission on Form 10-K, without exhibits, will be provided without charge to any stockholder submitting a written request. Such request should be addressed to Charles F. Schwartz, Chief Financial Officer and Secretary, Hometown Auto Retailers, Inc., 774 Straits Turnpike, Watertown, Connecticut, 06795.


         EVERY STOCKHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE ANNUAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

                    BY ORDER OF THE BOARD OF DIRECTORS

                    /s/ Charles F. Schwartz
                    -----------------------
                    Charles F. Schwartz, Chief Financial Officer and Secretary


Dated:   Watertown, Connecticut
         April 23, 2004

                           APPENDIX I (FORM OF PROXY)

                          HOMETOWN AUTO RETAILERS, INC.
                                      PROXY
                     FOR ANNUAL MEETING OF THE STOCKHOLDERS
                                  June 8, 2004
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Corey E. Shaker and Charles F. Schwartz, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of Hometown Auto Retailers, Inc. ("Hometown") to be held at the Hilton of Southbury, 1284 Strongtown Road, Southbury, Connecticut 06488, on Tuesday, June 8, 2004 at 10:00 A.M., Eastern Daylight Time and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of Hometown held or owned by the undersigned as indicated on the proposals as more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the meeting.

Please mark "X" your votes as indicated:

1) ELECTION OF DIRECTORS: Corey E. Shaker, William C. Muller, Jr., Joseph Shaker, Bernard J. Dzinski, Jr., Steven A. Fournier, H. Dennis Lauzon and Timothy C. Moynahan

FOR election of all nominees            [ ]

WITHHOLD vote from all nominees         [ ]

FOR all nominees,                       [ ]

EXCEPT for nominee(s) listed below from whom Vote is withheld.



2) RATIFICATION of the Appointment of BDO Seidman, LLP for Fiscal Year 2004.
               FOR  [ ]          AGAINST  [ ]          ABSTAIN  [ ]

 (Continued, and to be signed, on the Reverse Side)

--------------------------------------------------------------------------------

                                    FOLD HERE

THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.

                                 Dated:                                  , 2004


                                 ----------------------------------------------
                                          Signature of Stockholder


                                 ----------------------------------------------
                                          Signature of Stockholder

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

IMPORTANT  - PLEASE  FILL IN,  SIGN  AND  RETURN  PROMPTLY  USING  THE  ENCLOSED
ENVELOPE.

                      APPENDIX II (AUDIT COMMITTEE CHARTER)

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

I.       PURPOSE AND SCOPE

         The primary purposes of the Audit Committee are, on behalf of the Board of Directors and through the oversight of the independent auditors: (1) to obtain a reasonable level of assurance that the Corporation's financial reports, practices, procedures and controls are within acceptable limits of sound practice and in accordance with the statutes, regulations, or statements of the Financial Accounting Standards Board, the Securities and Exchange Commission, the NASDAQ Stock Market and other relevant agencies; and (2) to review such reports, practices, procedures and controls at least annually and at such other times if so desired by the Committee to gain insight as to the financial health of the Corporation and important factors and trends related thereto and compliance with the Corporation's practices for managing legal and regulatory compliance.

         The Board of Directors shall annually appoint an Audit Committee, which shall consist of not less than three members of the Board of Directors. Members may not be officers of the Corporation or any of its subsidiaries and also shall be independent of management. At the time of appointment of the Committee, the Directors shall designate one of the members of the Committee to be its Chairman, to serve until a successor is designated. The Committee has the authority to retain counsel and experts as deemed appropriate.

II.      DUTIES AND RESPONSIBILITIES

         The Audit Committee is responsible for a broad range of activities which include:

          o Recommend to the Board the selection, retention or termination of the Corporation's independent public accountants.

          o Discuss and approve the scope of professional services provided by the independent public accountants and consider the possible effect of the performance of such service on the independence of the public accountants.

          o Discuss and approve the arrangements (including the estimated fee) and the proposed overall scope of the annual audit with management and the independent public accountants.

          o Review and concur in the appointment, replacement, reassignment, or dismissal of the Corporation's Chief Financial Officer.

          o    Discuss   matters  of  concern  to  the  Audit   Committee,   the
     independent public accountants or management relating to the annual financial statements or other results of the audit.

          o Consider and review with the independent public accountants and the Corporation's Chief Financial Officer their opinion as to the adequacy of the Corporation's system of internal accounting controls.

          o Review with management and the independent public accountants at the completion of the annual examination:

               >    The  Corporation's  annual financial  statements and related footnotes.

               >    The independent  public  accountants' audit of the financial statements and their report thereon.

               >    The independent public  accountants'  management letter with respect to the audit and proposals for changes emanating therefrom.

               >    Any significant  changes required in the independent  public accountants' audit plan.

               >    Any  serious   difficulties   or  disputes  with  management
     encountered during the course of the audit.

               >    Other matters  related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards.

          o Consider and review with management and the Corporation's Chief Financial Officer:

               >    The scope of the annual audit plan.

               >    Significant   findings  during  the  year  and  management's
     responses thereto.

               >    Any difficulties  encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

               >    Any changes  required  in the  planned  scope of their audit plan.

          o Review with the independent public accountants the methods of establishing and monitoring the Corporation's policies to prohibit unethical, questionable or illegal activities by employees of the Corporation.

          o Review with management and the independent public accountants the anticipated effect of any material changes in accounting policies or standards as well as any unusual or significant commitments or contingent liabilities.

          o Review, with the Corporation's counsel, any legal matters that could have a significant impact on the Corporation's financial statements.

          o Meet with the independent public accountants in separate executive sessions to discuss any matters that the Audit Committee or the independent public accountants believe should be discussed privately with the Audit Committee.

     The Audit Committee will perform such other functions as assigned by law, the Corporation's charter or bylaws, or the Board of Directors.


III. OPERATING PROCEDURES

     The operating procedures for this Committee with respect to meetings, Notice of Meetings, Quorums and Manner of Acting, and Records shall be the same as stipulated for the Board as spelled out in the Corporation's By-laws.

IV.  ACCOUNTABILITY

     This Committee shall report to the Board of Directors at its next regular meeting all such actions it has taken since the previous report.